POWER OF ATTORNEY


         I hereby appoint Eric Luse, Alan Schick or Edward Quint of the law firm Luse Gorman Pomerenk & Schick to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by me, as a result of my association with the Company, under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Luse, Mr. Schick or Mr. Quint in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on October 16, 2003.


                                    by   /s/ Jesus R. Adia
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                                         Jesus R. Adia


                                    In presence of   /s/ Robert Carrano
                                                     ---------------------------
                                                     Robert Carrano


                                    at   Brooklyn                    NY
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                                          City                      State